UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 30, 2010
WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-11953	30-0513080

(Commission File Number)	(IRS Employer Identification No.)
4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027

(Address of Principal Executive Offices)	(Zip Code)
(713) 403-8000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 1.02. Termination of a Material Definitive Agreement
Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02. Unregistered Sales of Equity Securities
Item 3.03. Material Modification to Rights of Security Holders
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-3
EX-10

Item 1.01. Entry into a Material Definitive Agreement.
          On June 30, 2010, Willbros Group, Inc. (the “Company”) entered into a new credit agreement dated as of June 30, 2010 (the “Credit Agreement”), among Willbros United States Holdings, Inc., a subsidiary of the Company (“WUSH”), as borrower, the Company and certain of its subsidiaries, as Guarantors, the lenders from time to time party thereto (the “Lenders”), Crédit Agricole Corporate and Investment Bank (“Crédit Agricole”), as Administrative Agent, Collateral Agent, Issuing Bank, Revolving Credit Facility Sole Lead Arranger, Sole Bookrunner and participating Lender, UBS Securities LLC (“UBS”), as Syndication Agent, Natixis, The Bank of Nova Scotia and Capital One, N.A., as Co-Documentation Agents, and Crédit Agricole and UBS as Term Loan Facility Joint Lead Arrangers and Joint Bookrunners. The Credit Agreement replaces the Company’s existing three-year $150 million senior secured credit facility, which was scheduled to expire in November 2010.
          The Credit Agreement provides for a $475 million senior secured credit facility (the “Credit Facility”), consisting of a four year, $300 million term loan facility and a three year revolving credit facility. The proceeds from the term loan facility were used to pay part of the cash portion of the merger consideration payable in connection with the Company’s acquisition of InfrastruX Group, Inc. (“InfrastruX”), which is more fully described in Item 2.01 below. The initial aggregate amount of commitments for the revolving credit facility is $175 million. The revolving credit facility will be available for letters of credit and for revolving loans, which may be used for working capital and general corporate purposes. During an interim period ending on either September 30, 2010 or December 31, 2010 (the “Interim Period”), the revolving credit facility will have a sublimit of $31.5 million for revolving loans, with the proceeds thereof to be used only to pay the purchase price on the Company’s 6.5 percent senior convertible notes due 2012 as a result of any holder thereof exercising its right to require the Company to purchase such notes. Thereafter, the revolving credit facility will have a sublimit of $150 million for revolving loans. The Company will be able to utilize 100 percent of the revolving credit facility to obtain letters of credit. The Credit Facility is secured by substantially all of the assets of WUSH, the Company and the other Guarantors.
          The Credit Agreement includes customary affirmative and negative covenants, including:
•	maintenance of a minimum interest coverage ratio;

•	maintenance of a maximum total leverage ratio;

•	maintenance of a minimum tangible net worth amount;

•	maintenance of a minimum consolidated EBITDA and a minimum cash balance during the Interim Period;

•	limitations on capital expenditures during the Interim Period, and a maximum capital expenditure ratio thereafter;

•	limitations on indebtedness;

•	limitations on liens;

•	limitations on certain asset sales and dispositions; and

•	limitations on certain acquisitions and asset purchases if certain liquidity levels are not maintained.

A default under the Credit Agreement may be triggered by events such as a failure to comply with financial covenants or other covenants under the Credit Agreement, a failure to make payments when due under the Credit Agreement, a failure to make payments when due in respect of, or a failure to perform obligations relating to, debt obligations in excess of $15.0 million, a change of control of the Company and certain insolvency proceedings. A default under the Credit Agreement would permit Crédit Agricole and the Lenders to terminate their commitment to make cash advances or issue letters of credit, require the immediate repayment of any outstanding cash advances with interest and require the cash collateralization of outstanding letter of credit obligations.
          A copy of the Credit Agreement is attached to this Current Report on Form 8-K as Exhibit 10, and is incorporated by reference as though fully set forth herein. The foregoing summary description of the Credit Agreement and the transactions contemplated therein is not intended to be complete and is qualified in its entirety by the complete text of the Credit Agreement.
          Crédit Agricole, UBS and certain of the Lenders under the Credit Agreement and/or their affiliates have provided, from time to time, and may continue to provide, commercial banking, investment banking, financial and other services to the Company and/or its affiliates for which the Company and/or its affiliates have paid, and expect to pay, customary fees.
Item 1.02. Termination of a Material Definitive Agreement.
          Effective July 1, 2010, in connection with the closing of the Credit Agreement, the Company terminated its existing credit facility (the “2007 Credit Facility”), under a credit agreement by and among WUSH, as borrower, the Company and certain of its subsidiaries, as guarantors, the lenders from time to time party thereto and Crédit Agricole New York Branch, as Administrative Agent, Collateral Agent, Issuing Bank, Deposit Bank and Revolving Loan Lender. The 2007 Credit Facility was scheduled to expire in November 2010. All outstanding letter of credit obligations under the 2007 Credit Facility were assumed by Crédit Agricole and the Lenders under the new Credit Facility. There were no outstanding borrowings under the 2007 Credit Facility.
          Crédit Agricole New York Branch and certain of the lenders under the 2007 Credit Facility and/or their affiliates have provided, from time to time, and may continue to provide, commercial banking, investment banking, financial and other services to the Company and/or its affiliates for which the Company and/or its affiliates have paid, and expect to pay, customary fees.
Item 2.01. Completion of Acquisition or Disposition of Assets.
          On July 1, 2010, the Company completed the acquisition of InfrastruX. InfrastruX is a provider of electric power and natural gas transmission and distribution infrastructure services.
          The acquisition was completed pursuant to an Agreement and Plan of Merger dated as of March 11, 2010, by and among the Company, Co Merger Sub I, Inc., a Washington corporation and a wholly-owned subsidiary of the Company, Ho Merger Sub II, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company, and InfrastruX, as amended by an Amendment to Agreement and Plan of Merger dated as of May 17, 2010, and a Second Amendment to Agreement and Plan of Merger dated as of June 22, 2010 (as so amended, the “Merger Agreement”). Effective July 1, 2010, each share of InfrastruX preferred stock was converted into shares of InfrastruX common stock and each share of InfrastruX common stock was converted into the right to receive merger consideration consisting of a combination of cash and Company common and (possibly) preferred stock. The shareholders of InfrastruX will initially receive 7,923,308 shares of Company common stock in the aggregate, and approximately $360.3 million in cash (less the amount of InfrastruX’s net debt at closing and certain transaction expenses and subject to a working capital adjustment). InfrastruX shareholders who do not qualify as “Accredited Investors” and holders of restricted stock units (“RSUs”), will receive merger consideration consisting solely of cash.
          InfrastruX shareholders will also be eligible to receive earnout payments of up to $125 million if certain EBITDA targets are met. The earnout payments begin when EBITDA for the InfrastruX business equals or exceeds:
•	$69.8 million in 2010;

•	$80 million in 2011; or

•	$175 million for 2010 and 2011 combined (the “Bonus Earnout Amount”).
If earned, the 2010 and 2011 earnout payments and the Bonus Earnout Amount will be paid to former InfrastruX shareholders who qualify as Accredited Investors in a combination of cash and non-convertible, non-voting preferred stock of the Company, and to non-accredited former InfrastruX shareholders and former holders of InfrastruX RSUs in the form of cash.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          In connection with the Company’s acquisition of InfrastruX, on July 1, 2010, the Company borrowed $300 million under a new term loan facility to pay part of the cash portion of the merger consideration. The description of the Credit Agreement set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.
Item 3.02. Unregistered Sales of Equity Securities.
          On July 1, 2010, the Company completed the acquisition of InfrastruX. As partial consideration for the acquisition, the Company issued a total of 7,923,308 shares of the Company’s common stock to certain of the InfrastruX shareholders. In addition, the Company may issue shares of non-convertible, non-voting preferred stock to InfrastruX shareholders who qualify as Accredited Investors under certain circumstances at the time of any final adjustment payment owed by the Company or if the earnout is earned. The shares of common stock were issued, and any shares of preferred stock that may be earned in the future will be issued, pursuant to exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereunder. A legend was placed on each common stock certificate, and will be placed on any preferred stock certificate, indicating that the shares have not been registered and are restricted from resale.
Item 3.03. Material Modification to Rights of Security Holders.
          The Credit Agreement prohibits the Company from paying cash dividends to the holders of its common stock. In addition, the Certificate of Designations, Preferences and Rights discussed under Item 5.03 below, pursuant to which Series A Preferred Stock may be issued to former shareholders of InfrastruX, provides that, at such time and for so long as any dividends payable on the Series A Preferred Stock are not paid in full or are otherwise in default, the written consent or affirmative vote of the holders of greater than 50 percent of the outstanding shares of Series A Preferred Stock, consenting or voting separately as a single class, will be required before the Company may declare or pay dividends or make any other distributions on any shares of stock ranking junior to the Series A Preferred Stock.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          (d) On March 11, 2010, in connection with the execution of the Merger Agreement, the Company entered into a Stockholder Agreement (the “Stockholder Agreement”) with InfrastruX Holdings, LLC. For further information concerning the Stockholder Agreement, see the Company’s Current Report on Form 8-K dated March 10, 2010, filed on March 16, 2010. In accordance with the Stockholder Agreement, effective July 1, 2010, the Company increased the size of its Board of Directors from eight to 10 members, and the Board of Directors appointed Alan B. Levande and Daniel E. Lonergan to fill the newly created vacancies (the “Investor Designees”). Mr. Levande will serve as a Class III director of the Board of Directors, to fill a newly created position in Class III, for a term expiring at the Annual Meeting of Stockholders of the Company in 2011 and until his successor is duly elected or chosen and qualifies, unless he sooner dies, resigns or is removed. Mr. Lonergan will serve as a Class I director of the Board of Directors, to fill a newly created position in Class I, for a term expiring at the Annual Meeting of Stockholders of the Company in 2012 and until his successor is duly elected or chosen and qualifies, unless he sooner dies, resigns or is removed. Mr. Levande is expected to serve on the Board of Directors’ Compensation Committee and Mr. Lonergan is expected to serve on the Board of Directors’ Audit and Nominating/Corporate Governance Committees.
          As non-employee directors of the Company, Messrs. Levande and Lonergan will receive the same compensation provided to all non-employee members of the Company’s Board of Directors. The compensation of non-employee directors of the Company is described in the Company’s proxy statement for the 2010 Annual Meeting of Stockholders under the caption “Director Compensation.” However, Messrs. Levande and Lonergan have agreed to forego the initial award of shares of restricted stock with a value of $30,000 which is normally provided to non-employee directors on the date on which they are elected or appointed to the Board of Directors.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          In connection with the acquisition of InfrastruX, the Board of Directors of the Company authorized the issuance of a new series of preferred stock (the “Series A Preferred Stock”) pursuant to a Certificate of Designations, Preferences and Rights filed with the Secretary of State of Delaware (the “Certificate of Designations”). Shares of Series A Preferred Stock will only be issued under certain circumstances at the time of any final adjustment payment owed by the Company or if the earnout is earned. If issued, the Series A Preferred Stock will rank senior with respect to dividend payments and the distribution of assets to all other classes of equity securities of the Company.
          Dividends will accrue on each share of Series A Preferred Stock at a rate per annum of 10 percent of the “Original Price.” The Original Price per share will be equal to the average closing price for the Company’s common stock for the 10 consecutive trading days ending on the trading day immediately prior to issuance, multiplied by 100. In addition, holders of the Series A Preferred Stock will participate with respect to any dividends or distributions paid in cash or in kind on the Company’s common stock on a 100-to-1 basis, which participation shall accrue interest at a rate per annum of 11 percent. Dividends will accrue from the date on which a share of Series A Preferred Stock is issued by the Company until paid, whether or not declared, and will be cumulative. Dividends that have not been paid in full or that are otherwise in default in respect of a dividend payment date will accrue interest at a rate of 11 percent per annum.
          In the event of certain liquidation events or a change in control of the Company, before any amount is paid to the holders of common stock and any other junior securities, the holders of Series A Preferred Stock will be entitled to receive an amount per share equal to the greater of (i) the Original Price plus any declared and/or accrued but unpaid dividends thereon or (ii) the proceeds to be distributed to the holders of shares of common stock, on a 100-to-1 basis, plus an amount equal to declared and/or accrued but unpaid dividends on the Series A Preferred Stock. In the event that the assets of the Company are insufficient to permit such payments in full, the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series A Preferred Stock.
          The Series A Preferred Stock will be redeemable by the Company at any time after the third anniversary of the date of issuance at a price per share equal to the Original Price, plus an amount equal to declared and/or accrued but unpaid dividends thereon to the date of redemption. At any time after the fifth anniversary of the issuance of the Series A Preferred Stock, at the election of greater than 50 percent of the shares of Series A Preferred Stock outstanding, the Company will be required to redeem that portion of the Series A Preferred Stock which the holders have elected to be redeemed at a price per share equal to the Original Price, plus an amount equal to declared and/or accrued but unpaid dividends thereon to the date of redemption. In the event of a change in control of the Company, at the election of any holder of Series A Preferred Stock outstanding, the Company will be required to redeem that portion of the Series A Preferred Stock which any such holder has elected to be redeemed at a price per share equal to the greater of (i) the Original Price plus any declared and/or accrued but unpaid dividends thereon or (ii) the proceeds to be distributed to the holders of shares of common stock, on a 100-to-1 basis, plus an amount equal to declared and/or accrued but unpaid dividends on the Series A Preferred Stock.
          The Series A Preferred Stock will not be convertible into common stock of the Company. The affirmative vote of the holders of greater than 50 percent of the outstanding shares of Series A Preferred Stock, voting separately as a single class, will be required before the Certificate of Designations or the Company’s Certificate of Incorporation may be amended in any way that would materially and adversely alter the rights, preferences and privileges of the Series A

Preferred Stock or result in the issuance of additional Series A Preferred Stock or the creation of any equity security having preference over, or ranking pari passu with, the Series A Preferred Stock. Additionally, at such time and for so long as any dividends payable on the Series A Preferred Stock are not paid in full or are otherwise in default, the written consent or affirmative vote of the holders of greater than 50 percent of the outstanding shares of Series A Preferred Stock, consenting or voting separately as a single class, will be required before the Company may (i) declare or pay dividends or make any other distributions on any shares of stock ranking junior to the Series A Preferred Stock, (ii) declare or pay dividends or make any other distributions on any shares of stock ranking on a parity with the Series A Preferred Stock, except dividends paid ratably on the shares of Series A Preferred Stock and all such parity stock, (iii) redeem, purchase or otherwise acquire for consideration shares of any stock ranking junior to the Series A Preferred Stock, except as provided by the Certificate of Designations, or (iv) redeem, purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any stock ranking on a parity with the Series A Preferred Stock, except as provided by the Certificate of Designations. The holders of the Series A Preferred Stock will have no other voting rights.
          The foregoing summary description of the terms of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, which is attached as Exhibit 3 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
          Financial statements will be filed by amendment to this Current Report on Form 8-K pursuant to Item 9.01(a)(4) no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information.
          Pro forma financial information will be filed by amendment to this Current Report on Form 8-K pursuant to Item 9.01(b)(2) no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
(d) Exhibits.
          The following exhibits are filed herewith. Those exhibits below incorporated by reference herein are indicated as such by the information supplied in the parenthetical thereafter. If no parenthetical appears after an exhibit, such exhibit is filed herewith.

Exhibit
No.	Description
2.1
Agreement and Plan of Merger dated as of March 11, 2010, among the Company, Co Merger Sub I, Inc., Ho Merger Sub II, LLC and InfrastruX (filed as Exhibit 2 to the Company’s Current Report on Form 8-K dated March 10, 2010, filed March 16, 2010).

Exhibit
No.	Description
2.2	Amendment to Agreement and Plan of Merger dated as of May 17, 2010 (filed as Exhibit 2 to the Company’s Current Report on Form 8-K dated May 17, 2010, filed May 19, 2010).

2.3	Second Amendment to Agreement and Plan of Merger dated as of June 22, 2010 (filed as Exhibit 2 to the Company’s Current Report on Form 8-K dated June 22, 2010, filed June 28, 2010).

3	Certificate of Designations of Series A Preferred Stock.

10	Credit Agreement dated as of June 30, 2010.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.
Date: July 7, 2010	By:	/s/ Van A. Welch
Van A. Welch
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
No.	Description
2.1
Agreement and Plan of Merger dated as of March 11, 2010, among the Company, Co Merger Sub I, Inc., Ho Merger Sub II, LLC and InfrastruX (filed as Exhibit 2 to the Company’s Current Report on Form 8-K dated March 10, 2010, filed March 16, 2010).

2.2	Amendment to Agreement and Plan of Merger dated as of May 17, 2010 (filed as Exhibit 2 to the Company’s Current Report on Form 8-K dated May 17, 2010, filed May 19, 2010).

2.3	Second Amendment to Agreement and Plan of Merger dated as of June 22, 2010 (filed as Exhibit 2 to the Company’s Current Report on Form 8-K dated June 22, 2010, filed June 28, 2010).

3	Certificate of Designations of Series A Preferred Stock.

10	Credit Agreement dated as of June 30, 2010.